As filed with the Securities and Exchange Commission on June 6, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

COTHERIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-3513144
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

5000 Shoreline Court, Suite 101

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

COTHERIX, INC.

2004 Equity Incentive Plan

(Full title of the Plan)

DONALD J. SANTEL

Chief Executive Officer

COTHERIX, INC.

5000 Shoreline Court, Suite 101

South San Francisco, California 94080

(Name and address of agent for service)

(650) 808-6500

(Telephone number, including area code, of agent for service)

With a Copy to:

John W. Campbell, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, California 94105-2482

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.001 par value, to be issued pursuant to the CoTherix, Inc. 2004 Equity Incentive Plan	2,000,000 shares	$7.81	$15,620,000	$1,671.34

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of CoTherix, Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of CoTherix, Inc. on May 31, 2006.

EXPLANATORY STATEMENT

Shares of the Registrant’s Common Stock issuable pursuant to the Registrant’s 2004 Equity Incentive Plan, as amended (the “Plan”), have been previously registered on a Registration Statement on Form S-8 (Registration No. 333-131023) filed with the Securities and Exchange Commission (the “SEC”) on January 13, 2006, a Registration Statement on Form S-8 (Registration No. 333-121877) filed with the SEC on January 6, 2005, and a Registration Statement on Form S-8 (Registration No. 333-120097) filed with the SEC on October 29, 2004 (collectively, the “Prior Registration Statements”). In accordance with General Instruction E to Form S-8 under the Securities Act of 1933, as amended, (the “1933 Act”), the contents of such Prior Registration Statements are incorporated herein by reference. On March 9, 2006, the Registrant’s Board of Directors approved an increase of 2,000,000 shares of Common Stock issuable under the Plan, among other changes, and on May 25, 2006, the Registrant’s stockholders approved such increase and other changes, bringing the total number of shares authorized for sale under the Plan to 7,409,369 as of March 9, 2006, subject to annual increase pursuant to the terms of the Plan. This Registration Statement relates to such additional 2,000,000 shares.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

CoTherix, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)	the Annual Report on Form 10-K for the year ended December 31, 2005 (the “Annual Report”) for the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)	all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the 1934 Act since the end of the year covered by the Annual Report referred to in Item 3(a) above;

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on June 11, 2004, pursuant to Section 12 of the 1934 Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit Number	Exhibit
4.1	Amended and Restated 2004 Equity Incentive Plan (incorporated herein by reference to Appendix B of the Registrant’s proxy statement filed on April 13, 2006).

4.2	2004 Equity Incentive Plan Amended and Restated Form of Stock Option Agreement (incorporated herein by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2006).

4.3	2004 Equity Incentive Plan Amended and Restated Form of Stock Option Agreement for Non-Employee Directors (incorporated herein by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2006).

5.1	Opinion and consent of Morrison & Foerster, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster, LLP is contained in Exhibit 5.1.

24	Power of Attorney (see page II-3 of this Registration Statement).

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California on this 6th day of June, 2006.

COTHERIX, INC.

By:	/s/ Donald J. Santel
Donald J. Santel
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of CoTherix, Inc., a Delaware corporation, do hereby constitute and appoint Christine E. Gray-Smith and Donald J. Santel, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Donald J. Santel Donald J. Santel	Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2006

/s/ Christine E. Gray-Smith Christine E. Gray-Smith	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer	June 6, 2006

Signature	Title	Date
/s/ Robert B. Chess	Director	June 6, 2006
Robert B. Chess

/s/ Bradford S. Goodwin	Chairman of the Board	June 6, 2006
Bradford S. Goodwin

/s/ David W. Gryska	Director	June 6, 2006
David W. Gryska

/s/ James I. Healy, M.D., PhD.	Director	June 6, 2006
James I. Healy, M.D., PhD.

/s/ Daniel S. Janney	Director	June 6, 2006
Daniel S. Janney

/s/ Nicholas J. Simon III	Director	June 6, 2006
Nicholas J. Simon III

/s/ Howard B. Rosen	Director	June 6, 2006
Howard B. Rosen

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1	Amended and Restated 2004 Equity Incentive Plan (Incorporated herein by reference to Appendix B of the Registrant’s proxy statement filed on April 13, 2006).

4.2	2004 Equity Incentive Plan Amended and Restated Form of Stock Option Agreement (Incorporated herein by reference to Exhibit 10.20 of the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2006).

4.3	2004 Equity Incentive Plan Amended and Restated Form of Stock Option Agreement for Non-Employee Directors (Incorporated herein by reference to Exhibit 10.23 of the Registrant’s Quarterly Report on Form 10-Q filed on May 9, 2006).

5.1	Opinion and consent of Morrison & Foerster, LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morrison & Foerster, LLP is contained in Exhibit 5.1.

24	Power of Attorney (see page II-3 of this Registration Statement).